Exhibit (c)(17)
SCENARIO: Phoenix I Buyout Analysis PROJECT PHOENIX 1/15/2008 1:45 PM Table of Contents Section Page Sources and Uses of Funds and Financing Terms 1 Implied Valuation at Various Offer Prices 2 Return Analysis 3 Equity Sponsor IRR Sensitivity Analysis 4 Model Assumptions 6 Pro Forma Coverages 7 Financial Summary 8 Financing Assumptions 9 Income Statements 10 Cash Flow Analysis and Capitalization Table 11 Balance Sheets 12 Debt Capacity 13 Debt Schedule 14 Supporting Data: Pro Forma and Operating Assumptions 15 Depreciation and Amortization Schedules 16 Structure Cash $0 Revolver 0 Senior Debt 18,000 Subordinated Debt 7,000 Bridge Loan 0 Preferred Stock 0 Common Stock 30,585 Total Sources of Funds $55,585 Case: Sell PHX II

SOURCES AND USES OF FUNDS AND FINANCING TERMS PROJECT PHOENIX
Page 1

Case: Sell PHX II

($ in thousands except as otherwise noted)

TRANSACTION DATE 1/31/2008

SOURCES OF FUNDS	$	% of Capital	Pro Forma LTM EBITDA Mult.
Cash (c)	$0	0.0%	0.0x
Revolver	0	0.0%	0.0x
Senior Debt (d)	18,000	32.4%	2.9x
Subordinated Debt	7,000	12.6%	4.0x
Seller Note	0	0.0%	4.0x
Equity Sponsor	30,585	55.0%	8.8x
Preferred Stock	0	0.0%	8.8x
Total Sources of Funds	**$55,585**	**100.0%**	**8.8x**

USES OF FUNDS		
Purchase of Phoenix I Common Equity	$	69,486
Refinance Senior Debt		0
Refinance Capital Lease Obligations		0
Sale of Phx II Shares		(16,400)
Other		0
Other		0
Transaction Fees and Expenses		2,500
Total Uses of Funds		**$55,585**

TRANSACTION SUMMARY

DEBT SOURCES	Amount	Rate
Revolver	0	8.50%
Senior Debt	18,000	9.50%
Subordinated Debt	7,000	14.00%

TRADING INFORMATION / VALUATION

Enterprise Value		Phoenix I Current		Phoenix I @ Deal
Share Price	1/14/2008	$	12.00	$ 14.00
Fully Diluted Shares (a)			5,134	4,963
Equity Market Value		$	61,608	$ 69,486
Plus: Debt, Preferred & MI (b)			$17,033	($16,400)
Less: Cash			$18,438	$0
Plus: Transaction Costs			$0	$2,500
Enterprise Value		$	60,203	$ 55,585

EQUITY SOURCES

	Amount	Ownership
Management Equity*	5,372	14.9%
Management Promote	0	10.0%
Equity Sponsor	30,585	73.0%
Subordinated Debt	0	2.1%
Total Equity	$ 35,957.1	100.0%

* Management Equity reflects the value of contributed shares and options at the offer price of $14.00

Multiple Analysis	Current	@ Deal
LTM EBITDA	9.5x	8.8x
2007 P EBITDA	7.6x	7.0x
2008 E EBITDA	4.8x	4.5x
2009 E EBITDA	4.1x	3.8x
2008 E P/E	12.7x	11.0x
2009 E P/E	9.9x	8.6x

Phoenix I ownership of Phx II:

Share Price	1/14/2008	$ 6.20
Shares Held		2,645.2

Cash from PHX II Sale: $ 16,400.3

DEBT CAPACITY ANALYSIS

LTM EBITDA PHX I		$6,315
Debt/EBITDA Coverage		5.0x
Implied Debt Capacity		$31,573.9
Reg. T Loan	0.0%	$ -
Adj. Debt Capacity		$31,573.9
Less Current Debt		(4,160)
Incremental Debt Capacity		27,413.5

EQUITY SPONSOR IRR CALCULATION

EBITDA Exit Multiple	2011	2012	2013
6.0x	28.2%	25.8%	24.1%
7.0x	33.4%	29.6%	27.1%
8.0x	38.1%	33.0%	29.7%

SUMMARY CREDIT / LEVERAGE STATISTICS

	2007 Pro Forma	2008	2009
Total Debt/EBITDA	4.3x	2.2x	1.9x
EBITDA/Interest Expense	2.5x	4.9x	6.3x
(EBITDA - Capex)/Interest Expense	1.5x	4.3x	5.7x

GOODWILL CALCULATION

Purchase Price of Equity	$ 58,457.1
Less: Tangible Book Value of Phoenix II	(16,273.9)
	$ 42,183.2

(a) Fully Diluted Shares equals 5,133,971 shares outstanding plus 212,989 exerciseable options/warrants less 383,708 management roll-over shares and equivalents
(b) At closing assumes net senior debt balance of 0 for Enterprise Calculation purposes due to restricted cash balance
(c) Available cash sets aside the $18M needed for bonding capacity
(d) $20M of Senior Debt is issued to secure PHX I followed by the paydown of $16.40 from the sale of PHX II

ThomasLloyd
ALARE

IMPLIED VALUATION AT VARIOUS OFFER PRICES PROJECT PHOENIX Case: Sell PHX II Page 2 PHOENIX I OFFER PRICE $ 13.00 $ 14.00 $ 14.50 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 $ 18.00 $ 19.00 Premium Calculation Premium to Current Price ($12.00) 8.3% 16.7% 20.8% 25.0% 29.2% 33.3% 37.5% 41.7% 45.8% 50.0% 58.3% 30 Trading Day Avg. Price (a) $12.63 Premium to 30 Day Avg. Price 2.9% 10.8% 14.8% 18.7% 22.7% 26.6% 30.6% 34.6% 38.5% 42.5% 50.4% 60 Trading Day Avg. Price (a) $12.60 Premium to 60 Day Avg. Price 3.2% 11.1% 15.1% 19.1% 23.0% 27.0% 31.0% 35.0% 38.9% 42.9% 50.8% 90 Trading Day Avg. Price (a) $12.48 Premium to 90 Day Avg. Price 4.2% 12.2% 16.2% 20.2% 24.2% 28.2% 32.2% 36.2% 40.2% 44.3% 52.3% 120 Trading Day Avg. Price (a) $12.62 Premium to 120 Day Avg. Price 3.0% 11.0% 14.9% 18.9% 22.9% 26.8% 30.8% 34.8% 38.7% 42.7% 50.6% Enterprise Value Calculation FD Shares Outstanding (b) 5,316 5,316 5,316 5,316 5,316 5,316 5,316 5,316 5,316 5,316 5,316 Implied Equity Value 69,111 74,427 77,085 79,743 82,402 85,060 87,718 90,376 93,034 95,692 101,008 Plus: Net Debt as of 6/30/07 5,722 5,722 5,722 5,722 5,722 5,722 5,722 5,722 5,722 5,722 5,722 Less: Assumed Cash from Option Exercise (b) 948 2,543 2,543 2,543 2,543 2,543 2,543 2,543 2,543 2,543 2,543 Implied Enterprise Value $ 73,885 $ 77,606 $ 80,264 $ 82,922 $ 85,580 $ 88,239 $ 90,897 $ 93,555 $ 96,213 $ 98,871 $ 104,187 IMPLIED VALUATION MULTIPLES LTM Revenue 126,819 0.58 x 0.61 x 0.63 x 0.65 x 0.67 x 0.70 x 0.72 x 0.74 x 0.76 x 0.78 x 0.82 x 2007 P Revenue 132,094 0.56 x 0.59 x 0.61 x 0.63 x 0.65 x 0.67 x 0.69 x 0.71 x 0.73 x 0.75 x 0.79 x FY2008E Revenue (c) 167,729 0.44 x 0.46 x 0.48 x 0.49 x 0.51 x 0.53 x 0.54 x 0.56 x 0.57 x 0.59 x 0.62 x FY2009E Revenue (c) 231,739 0.32 x 0.33 x 0.35 x 0.36 x 0.37 x 0.38 x 0.39 x 0.40 x 0.42 x 0.43 x 0.45 x LTM EBITDA 6,315 11.70 x 12.29 x 12.71 x 13.13 x 13.55 x 13.97 x 14.39 x 14.82 x 15.24 x 15.66 x 16.50 x 2007 P EBITDA 7,917 9.33 x 9.80 x 10.14 x 10.47 x 10.81 x 11.15 x 11.48 x 11.82 x 12.15 x 12.49 x 13.16 x FY2008E EBITDA (c) 12,473 5.92 x 6.22 x 6.44 x 6.65 x 6.86 x 7.07 x 7.29 x 7.50 x 7.71 x 7.93 x 8.35 x FY2009E EBITDA (c) 14,687 5.03 x 5.28 x 5.46 x 5.65 x 5.83 x 6.01 x 6.19 x 6.37 x 6.55 x 6.73 x 7.09 x (a) Based on average closing prices for the respective periods as of 1/14/08 (b) Assumes that all in-the-money options convert to common shares (c) Projections as provided by Phoenix I management

RETURN ANALYSIS **PROJECT PHOENIX**
Case: Sell PHX II Page 3

($ in thousands except as otherwise noted)

	EXIT YEAR								
	12/31/2011			12/31/2012			12/31/2013		
Exit Multiple	6.0x	7.0x	8.0x	6.0x	7.0x	8.0x	6.0x	7.0x	8.0x
Exit Year EBITDA	$18,712	$18,712	$18,712	$20,583	$20,583	$20,583	$22,642	$22,642	$22,642
Exit Year Enterprise Value	112,273	130,985	149,697	123,500	144,084	164,667	135,850	158,492	181,134
Less: Net Debt	(1,307)	(1,307)	(1,307)	6,013	6,013	6,013	14,552	14,552	14,552
Common Equity Value	$110,965.9	$129,678.0	$148,390.2	$129,513.0	$150,096.4	$170,679.8	$150,401.8	$173,043.5	$195,685.2

Equity Source/Holder	% Ownership	Initial Investment	Equity Value of Holding and Implied IRR								
Management											
Common Shares	14.9%	$ 5,372	$ 16,578.1	$ 19,373.6	$ 22,169.2	$ 19,349.0	$ 22,424.1	$ 25,499.2	$ 22,469.7	$ 25,852.3	$ 29,234.9
Management Promote	10.0%		$ 11,096.6	$ 12,967.8	$ 14,839.0	$ 12,951.3	$ 15,009.6	$ 17,068.0	$ 15,040.2	$ 17,304.3	$ 19,568.5
Total			$ 27,674.6	$ 32,341.4	$ 37,008.2	$ 32,300.3	$ 37,433.7	$ 42,567.2	$ 37,509.9	$ 43,156.7	$ 48,803.5
IRR			**52.0%**	**58.1%**	**63.7%**	**44.0%**	**48.4%**	**52.3%**	**27.3%**	**30.4%**	**33.1%**
Equity Sponsor											
Common Shares	73.0%	30,585	$ 80,980.6	$ 94,636.3	$ 108,292.0	$ 94,515.9	$ 109,537.2	$ 124,558.5	$ 109,760.1	$ 126,283.5	$ 142,806.9
IRR			**28.2%**	**33.4%**	**38.1%**	**25.8%**	**29.6%**	**33.0%**	**24.1%**	**27.1%**	**29.7%**
Subordinated Debt											
Common Shares	2.1%	0	$ 2,310.7	$ 2,700.3	$ 3,089.9	$ 2,696.9	$ 3,125.5	$ 3,554.1	$ 3,131.8	$ 3,603.3	$ 4,074.8
Debt		7,000									
Total IRR			**20.1%**	**21.1%**	**22.0%**	**19.3%**	**20.0%**	**20.7%**	**18.7%**	**19.3%**	**19.9%**

ThomasLloyd ALARE

EQUITY SPONSOR IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Sell PHX II Page 4 ($ in thousands except as otherwise noted) PURCHASE PRICE PER SHARE $ 14.00 $ 14.50 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 Implied Premium 16.7% 20.8% 25.0% 29.2% 33.3% 37.5% 41.7% 45.8% (based on Phoenix I price of $12.00 on 1/14/08) Exit Year: 2011 Exit Multiple 5.0 x ... 22.3% 20.0% 18.0% 16.1% 14.3% 12.7% 11.1% 9.7% 6.0 x ... 28.2% 25.8% 23.7% 21.7% 19.8% 18.1% 16.5% 15.0% 7.0 x ... 33.4% 30.9% 28.7% 26.6% 24.7% 22.9% 21.2% 19.7% 8.0 x ... 38.1% 35.5% 33.2% 31.0% 29.1% 27.2% 25.5% 23.9% 9.0 x ... 42.3% 39.7% 37.3% 35.1% 33.0% 31.1% 29.3% 27.7% Exit Year: 2012 Exit Multiple 5.0 x ... 21.2% 19.4% 17.7% 16.2% 14.8% 13.5% 12.3% 11.1% 6.0 x ... 25.7% 23.8% 22.1% 20.5% 19.1% 17.7% 16.4% 15.2% 7.0 x ... 29.6% 27.7% 25.9% 24.3% 22.8% 21.4% 20.1% 18.8% 8.0 x ... 33.1% 31.2% 29.4% 27.7% 26.1% 24.7% 23.3% 22.1% 9.0 x ... 36.3% 34.3% 32.5% 30.7% 29.2% 27.7% 26.3% 25.0% Exit Year: 2013 Exit Multiple 5.0 x ... 24.1% 22.3% 20.7% 19.2% 17.9% 16.6% 15.4% 13.3% 6.0 x ... 27.6% 25.8% 24.1% 22.6% 21.2% 19.9% 18.7% 16.5% 7.0 x ... 30.6% 28.8% 27.1% 25.5% 24.1% 22.7% 21.5% 19.3% 8.0 x ... 33.4% 31.5% 29.7% 28.1% 26.7% 25.3% 24.0% 21.8% 9.0 x ... 35.9% 33.9% 32.2% 30.5% 29.0% 27.7% 26.4% 24.0%

EQUITY SPONSOR IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Sell PHX II Page 5 ($ in thousands except as otherwise noted) Implied Purchase Price per Share Implied Prem. to Current Phoenix I Price based on EBITDA Exit Multiple of: based on EBITDA Exit Multiple of: 6.0x 7.0x 8.0x 6.0x 7.0x 8.0x IRR Exit Year 25.0% 2011 $ 14.69 $ 15.91 $ 17.14 22.4% 32.6% 42.8% 2012 $ 14.22 $ 15.28 $ 16.36 18.5% 27.3% 36.3% 2013 $ 13.73 $ 14.67 $ 15.62 14.5% 22.2% 30.1% 30.0% 2011 $ 13.65 $ 14.70 $ 15.75 13.8% 22.5% 31.3% 2012 $ 13.01 $ 13.90 $ 14.79 8.4% 15.8% 23.2% 2013 $ 12.43 $ 13.16 $ 13.92 3.6% 9.7% 16.0% 35.0% 2011 $ 12.81 $ 13.70 $ 14.61 6.7% 14.1% 21.7% 2012 $ 12.06 $ 12.80 $ 13.54 0.5% 6.6% 12.8% 2013 $ 11.42 $ 12.01 $ 12.61 -4.8% 0.1% 5.1%

MODEL ASSUMPTIONS PROJECT PHOENIX Case: Sell PHX II Page 6 Pro Forma Merger Overview Phoenix I Phoenix I Phoenix I Stand Alone @ 2014 @ LBO Deal Number of Existing Common Shares Outstanding 5,130 5,130 5,130 Existing Number of Options/Warrants 319 319 319 Average Exercise Price Per Share $ 5.00 $ 5.00 $ 5.00 11 176 Treasury Method Adjustment 186 240 205 Existing Number of Options/Warrants 75 75 75 Average Exercise Price Per Share $ 12.60 $ 12.60 $ 12.60 Treasury Method Adjustment 0 28 8 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $ — $ -Treasury Method Adjustment 0 0 0 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $ — $ -Treasury Method Adjustment 0 0 0 Fully Diluted Shares 5,316 5,397 5,343 Current Market Price Per Share $ 12.00 $ 20.00 $ 14.00 Date of Current Market 1/14/2008 1/14/2008 1/14/2008

PRO FORMA COVERAGES PROJECT PHOENIX Case: Sell PHX II Page 7 ($ in thousands except as otherwise noted) PRO FORMA COVERAGES Pro Forma Fiscal Year Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 EBITDA/Interest 1.8 x 2.3 x 3.1 x 4.9 x 6.3 x 7.2 x 8.9 x 13.4 x 26.2 x 74.7 x FCF/Interest NM NM 2.2 x 4.3 x 5.7 x 6.4 x 7.9 x 11.9 x 23.3 x 66.3 x Subordinated Debt/EBITDA NM NM 0.6 x 0.6 x 0.5 x 0.4 x 0.4 x 0.3 x 0.3 x 0.0 x Subordinated Debt/FCF NM NM 0.6 x 0.6 x 0.5 x 0.5 x 0.4 x 0.4 x 0.3 x 0.0 x Senior Debt/EBITDA 4.8 x 3.9 x 2.8 x 2.0 x 1.4 x 0.9 x 0.6 x 0.3 x 0.3 x 0.0 x Senior Debt/FCF (a) NM NM 4.0 x 1.9 x 1.6 x 1.2 x 0.7 x 0.3 x 0.0 x 0.0 x Total Debt/EBITDA 6.3 x 5.1 x 3.7 x 2.2 x 1.9 x 1.5 x 1.0 x 0.6 x 0.3 x 0.0 x Total Debt/FCF (a) NM NM 5.3 x 2.5 x 2.1 x 1.7 x 1.2 x 0.7 x 0.3 x 0.0 x Proforma Net Debt/EBITDA 2.3 x 1.9 x 1.4 x 0.7 x 0.7 x 0.4 x 0.1 x -0.3 x -0.6 x -1.0 x Proforma Net Debt/FCF (a) NM NM 1.9 x 0.8 x 0.7 x 0.5 x 0.1 x -0.3 x -0.7 x -1.1 x FCF/Total Debt Service (a) NM NM 0.8 x 1.6 x 2.0 x 2.3 x 2.8 x 3.5 x 60.3 x 3.2 x (a) FCF represents EBITDA less maintenance capital expenditures.

FINANCIAL SUMMARY PROJECT PHOENIX Case: Sell PHX II Page 8 ($ in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Revenues . $116,822 $112,786 $132,094 $167,729 $231,739 $289,050 $317,955 $349,751 $384,726 $423,198 Revenue Growth NM -3.5% 17.1% 27.0% 38.2% 24.7% 10.0% 10.0% 10.0% 10.0% EBITDA $4,648 $5,727 $7,917 $12,473 $14,687 $17,011 $18,712 $20,583 $22,642 $24,906 EBITDA Margin.. 4.0% 5.1% 6.0% 7.4% 6.3% 5.9% 5.9% 5.9% 5.9% 5.9% EBIT $2,549 $3,242 $6,747 $10,591 $12,665 $14,799 $16,291 $17,932 $19,738 $21,724 EBIT Margin.. 2.2% 2.9% 5.1% 6.3% 5.5% 5.1% 5.1% 5.1% 5.1% 5.1% FCF (a).. $3,708 $4,797 $5,517 $10,853 $13,287 $15,111 $16,622 $18,284 $20,113 $22,124 FCF Growth... NM 29.4% 15.0% 96.7% 22.4% 13.7% 10.0% 10.0% 10.0% 10.0% Net Income... $ 543 $ 538 $ 2,787 $ 4,835 $ 6,200 $ 7,469 $ 8,512 $ 9,841 $ 11,324 $ 12,834 Net Income %... 0.5% 0.5% 2.1% 2.9% 2.7% 2.6% 2.7% 2.8% 2.9% 3.0% Fully Diluted EPS....... $ 0.13 $ 0.12 $ 0.53 #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Maintenance Capital Expenditures... $940 $930 $2,400 $1,620 $1,400 $1,900 $2,090 $2,299 $2,529 $2,782 Expansionary Capital Expenditures.. 0 0 0 0 0 0 0 0 0 0 Total Capital Expenditures... $940 $930 $2,400 $1,620 $1,400 $1,900 $2,090 $2,299 $2,529 $2,782 Net Interest Expense .. $2,532 $2,331 $2,350 $2,104 $1,530 $864 $333 (a) Free Cash Flow equals consolidated EBITDA less consolidated maintenance capital expenditures.

FINANCING ASSUMPTIONS PROJECT PHOENIX
Case: Sell PHX II Page 9

Financing Assumptions:

		Projected							
		At Close	2008	2009	2010	2011	2012	2013	2014
Revolver		8.50%	8.50%	8.50%	8.50%	8.50%	8.50%	8.50%	8.50%
Senior Debt		9.50%	9.50%	9.50%	9.50%	9.50%	9.50%	9.50%	9.50%
Subordinated Debt		14.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Bridge Loan		10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Notes Payable		8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Preferred Equity		8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
PIK	YES								
Tax Rates:									
Assumed Blended Rate		40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%
Earned on Cash Balances		3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

Working Capital Analysis (a):

	Projected							
	At Close	2008	2009	2010	2011	2012	2013	2014
Days Receivable	63.56	60.00	60.00	60.00	60.00	60.00	60.00	60.00
Accounts Receivable/Revenue	17.41%	16.44%	16.44%	16.44%	16.44%	16.44%	16.44%	16.44%
Inventories/COS	1.93%	1.93%	1.93%	1.93%	1.93%	1.93%	1.93%	1.93%
Other Current Assets/Revenue	-0.61%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Other Assets/Revenue	-0.14%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%
Days Payable	41.48	35.00	35.00	35.00	35.00	35.00	35.00	35.00
Accounts Payable/COS	11.36%	9.59%	9.59%	9.59%	9.59%	9.59%	9.59%	9.59%
Accrued Liabilities/Total Operating Expense	52.40%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%
Other Accrued Expenses/Total Operating Expense	229.24%	311.77%	266.74%	243.13%	221.02%	200.93%	182.66%	166.06%

(a) Working capital assumptions are based on management estimates.

ThomasLloyd
ALARE

INCOME STATEMENTS PROJECT PHOENIX Case: Sell PHX II Page 10 ($ in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Sales 116,822 112,786 132,094 167,729 231,739 289,050 317,955 349,751 384,726 423,198 Direct costs 106,607 100,197 117,067 149,267 210,052 264,359 290,795 319,874 351,862 387,048 Gross Profit 10,215 12,589 15,027 18,462 21,687 24,691 27,160 29,876 32,864 36,150 Total Operating Expenses (d) 5,567 6,862 7,110 5,989 7,000 7,680 8,448 9,293 10,222 11,244 EBITDA (a) 4,648 5,727 7,917 12,473 14,687 17,011 18,712 20,583 22,642 24,906 Depreciation and Amortization 2,099 2,485 1,170 1,882 2,022 2,212 2,421 2,651 2,904 3,182 EBIT 2,549 3,242 6,747 10,591 12,665 14,799 16,291 17,932 19,738 21,724 Interest Expense: (b) Revolver (c) — 206 647 822 669 424 -Senior Debt 2,105 1,684 1,263 842 421 — -Subordinated Debt 980 980 980 980 980 980 980 Seller Note Payable — - — - — - -Interest Income (553) (540) (540) (540) (540) (540) (647) Total Interest Expense 2,532 2,331 2,350 2,104 1,530 864 333 Pretax Income 8,058 10,334 12,449 14,186 16,402 18,874 21,390 Income Taxes 3,223 4,134 4,979 5,675 6,561 7,549 8,556 Net Income 4,835 6,200 7,469 8,512 9,841 11,324 12,834 Preferred Equity Interest PIK 0 0 0 0 0 0 0 Income to Retained Earnings 4,835 6,200 7,469 8,512 9,841 11,324 12,834 Number of Shares Outstanding 0 0 0 0 0 0 0 Fully Diluted EPS #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Operating Margins: EBITDA Margin 7.4% 6.3% 5.9% 5.9% 5.9% 5.9% 5.9% EBIT Margin. 6.3% 5.5% 5.1% 5.1% 5.1% 5.1% 5.1% NI Margin 2.9% 2.7% 2.6% 2.7% 2.8% 2.9% 3.0% (a) Excludes non-cash items. (b) Interest expense is calculated from the previous years’ debt balance. (c) Interest expense on the revolver is calculated on the previous years principal balance.

CASH FLOW ANALYSIS AND CAPITALIZATION TABLE PROJECT PHOENIX Case: Sell PHX II Page 11 ($ in thousands except as otherwise noted) Projected 2008 2009 2010 2011 2012 2013 2014 EBITDA $12,473 $14,687 $17,011 $18,712 $20,583 $22,642 $24,906 LESS: Interest Expense 2,532 2,331 2,350 2,104 1,530 864 333 Income Tax 3,223 4,134 4,979 5,675 6,561 7,549 8,556 Preferred Dividends — - — - — - -Add: Non-Cash Interest Expense — - — - — - — Maintenance Capital Expenditures 1,620 1,400 1,900 2,090 2,299 2,529 2,782 Expansionary Capital Expenditures — - — - — - — Total Capital Expenditures 1,620 1,400 1,900 2,090 2,299 2,529 2,782 Changes in Other Assets 693 192 172 87 95 105 115 Changes in Other Liabilities — - — - — - -Increases (Decreases) in Working Capital 2,838 7,381 5,242 2,525 2,778 3,056 3,361 Cash Flow Available for Debt Amortization 1,566 (750) 2,368 6,231 7,320 8,539 9,758 Scheduled Amortization: Senior Debt 4,432 4,432 4,432 4,432 4,432 — -Subordinated Debt — - - - — - 7,000 Bridge Loan — - — - — - -Notes Payable — - — - — - — Total Scheduled Amortization 4,432 4,432 4,432 4,432 4,432 — 7,000 Increase (Decrease) in Cash (2,866) (5,182) (2,064) 1,799 2,888 8,539 2,758 Drawdown of Revolver 2,428 5,182 2,064 — - — -Paydown of Revolver — - — 1,799 2,888 4,987 — Net Increase (Decrease) in Cash $ (438) $ 0 $ (0) $ — $ — $ 3,552 $ 2,758 At Projected Capitalization Table: Closing 2008 2009 2010 2011 2012 2013 2014 Revolver — 2,428 7,610 9,674 7,875 4,987 — -Notes Payable — - — - — - — -Senior Debt 22,160 17,728 13,296 8,864 4,432 — - -Subordinated Debt 7,000 7,000 7,000 7,000 7,000 7,000 7,000 -Seller note — - — - — - — - Total Debt 29,160 27,156 27,906 25,538 19,307 11,987 7,000 — Preferred Equity — - — - — - — -Common Equity 35,957 40,792 46,993 54,462 62,974 72,815 84,139 96,973 Stockholders’ Equity 35,957 40,792 46,993 54,462 62,974 72,815 84,139 96,973 Total Capitalization $65,118 $67,948 $74,899 $80,000 $82,281 $84,802 $91,139 $96,973 Cash Balances $18,438 $18,000 $18,000 $18,000 $18,000 $18,000 $21,552 $24,309

BALANCE SHEETS PROJECT PHOENIX Case: Sell PHX II Page 12 ($ in thousands except as otherwise noted) September 30, 2007 Unaudited Financing Adjustments At Projected 2007 Debit Credit Closing 2008 2009 2010 2011 2012 2013 2014 ASSETS Cash and Marketable Securities (a) $18,438 $71,986 $71,986 18,438 $18,000 $18,000 $18,000 $18,000 $18,000 $21,552 $24,309 Accounts Receivable 23,004 — - 23,004 27,572 38,094 47,515 52,267 57,493 63,243 69,567 Inventories 2,258 — - 2,258 2,880 4,052 5,100 5,610 6,171 6,788 7,467 Other Current and Intercompany (811) — - (811) (811) 1,159 1,445 1,590 1,749 1,924 2,116 Total Current Assets 42,890 71,986 71,986 42,890 47,640 61,305 72,060 77,466 83,413 93,506 103,459 PP&E , net 9,303 — - 9,303 10,923 12,323 14,223 16,313 18,612 21,141 23,923 Less Accumulated Depreciation — - — - 1,332 2,805 4,467 6,338 8,439 10,794 13,426 Net PP&E 9,303 — - 9,303 9,591 9,519 9,756 9,975 10,173 10,347 10,497 Goodwill, net — 42,183 — 42,183 42,183 42,183 42,183 42,183 42,183 42,183 42,183 Refundable Deposits 200 — - 200 195 190 185 180 175 170 165 Claims Receivable 2,464 — - 2,464 2,341 2,218 2,094 1,971 1,848 1,725 1,602 Note Receivable - less current portion 453 — - 453 388 324 259 194 129 65 -Capitalized Transaction Costs — 2,500 - 2,500 2,143 1,786 1,429 1,071 714 357 -Other Assets (190) — - (190) 503 695 867 954 1,049 1,154 1,270 Total Assets $ 55,120 116,669 71,986 $ 99,803 $ 104,984 $ 118,219 $ 128,833 $ 133,995 $ 139,685 $ 149,507 $ 159,175 LIABILITIES AND SHAREHOLDERS’ EQUITY Revolver — - — - 2,428 7,610 9,674 7,875 4,987 — -Accounts Payable 13,304 — - 13,304 14,313 20,142 25,349 27,884 30,673 33,740 37,114 Accrued Liabilities 3,726 — - 3,726 2,695 3,150 3,456 3,802 4,182 4,600 5,060 Other Current Liabilities 16,300 — - 16,300 18,672 18,672 18,672 18,672 18,672 18,672 18,672 Total Current Liabilities 33,329 — - 33,329 38,108 49,574 57,151 58,233 58,514 57,012 60,846 Total Debt: Other - - — - — - — - — - -Senior Debt 4,160 34,400 16,400 22,160 17,728 13,296 8,864 4,432 — - -Subordinated Debt — 7,000 — 7,000 7,000 7,000 7,000 7,000 7,000 7,000 -Obligations under capital leases — - — - — - — - — - -Note Payable and Accrued Interest — - — - — - — - — - -Seller Note — - - — - — - — - — - Total Long-Term Debt 4,160 41,400 16,400 29,160 24,728 20,296 15,864 11,432 7,000 7,000 — Other Liabilities 1,356 — - 1,356 1,356 1,356 1,356 1,356 1,356 1,356 1,356 Total Liabilities 38,846 41,400 16,400 63,846 64,192 71,226 74,372 71,021 66,870 65,368 62,202 Shareholders’ Equity: Preferred Stock — - — - — - — - — - -Investments in Subsidiaries (a) 12,873 - 12,873 — - — - — - — -Common Stock + APIC 1,193 35,957 1,193 35,957 35,957 35,957 35,957 35,957 35,957 35,957 35,957 Treasury Stock — - — - — - — - — - -Retained Earnings / (Loss) 2,208 — 2,208 - 4,835 11,036 18,505 27,017 36,858 48,182 61,016 Total Shareholders’ Equity 16,274 35,957 16,274 35,957 40,792 46,993 54,462 62,974 72,815 84,139 96,973 Total Lia. & SH Equity $ 55,120 $ 77,357 $ 32,674 $ 99,803 $ 104,984 $ 118,219 $ 128,833 $ 133,995 $ 139,685 $ 149,507 $ 159,175 0 0 0 0 0 0 0 0 0 (a) Investments in subsidiaries comes from Phoenix II

DEBT CAPACITY PROJECT PHOENIX
Case: Sell PHX II Page 13

($ in thousands except as otherwise noted)

	Eligible	Advance	@ Closing Proforma	Projected 2008	2009	2010	2011	2012	2013	2014
Effective Accounts Receivable Advance Rate	90%	75%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%
Effective Inventory Advance Rate	85%	65%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%
Accounts Receivable			23,004	27,572	38,094	47,515	52,267	57,493	63,243	69,567
Inventory			2,258	2,880	4,052	5,100	5,610	6,171	6,788	7,467
Advance Against Accounts Receivable			15,528	18,611	25,714	32,073	35,280	38,808	42,689	46,958
Advance Against Inventories			1,248	1,591	2,239	2,818	3,099	3,409	3,750	4,125
Total Revolver Advance			16,776	20,202	27,952	34,890	38,379	42,217	46,439	51,083
Outstanding Revolver Balance			0	2,428	7,610	9,674	7,875	4,987	0	0
Total Net PP&E (BV)			9,303	9,591	9,519	9,756	9,975	10,173	10,347	10,497
Effective Advance Rate on Net PP&E	100%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Borrowing Base on Net PP&E			4,652	4,795	4,759	4,878	4,987	5,086	5,174	5,248
Senior Term Debt			0	0	0	0	0	0	0	0
Excess/(Shortfall) on Fixed Assets			4,652	4,795	4,759	4,878	4,987	5,086	5,174	5,248
Total Borrowing Availability			21,427	24,997	32,712	39,768	43,367	47,304	51,613	56,331
Total Senior Outstanding (Net Cash)			3,722	2,156	2,906	538	(5,693)	(13,013)	(21,552)	(24,309)
Excess Availability			17,705	22,841	29,806	39,230	49,060	60,316	73,164	80,641

ThomasLloyd
ALARE

DEBT SCHEDULE PROJECT PHOENIX Case: Sell PHX II Page 14 ($ in thousands except as otherwise noted) At Projected Closing 2008 2009 2010 2011 2012 2013 2014 Revolver Beginning Balance $ — $ 2,428 $ 7,610 $ 9,674 $ 7,875 $ 4,987 $ -Interest Expense 8.5% — 206 647 822 669 424 -Additions 2,428 5,182 2,064 — - — -Reductions — - — 1,799 2,888 4,987 -Ending Balance — 2,428 7,610 9,674 7,875 4,987 — - Senior Debt Beginning Balance $ 22,160 $ 17,728 $ 13,296 $ 8,864 $ 4,432 $ — $ -Interest Expense 9.5% 2,105 1,684 1,263 842 421 — -Amortization 5 Years 4,432 4,432 4,432 4,432 4,432 — -Ending Balance 22,160 17,728 13,296 8,864 4,432 — - — Subordinated Debt Beginning Balance $ 7,000 $ 7,000 $ 7,000 $ 7,000 $ 7,000 $ 7,000 $ 7,000 Interest Expense 14.0% 980 980 980 980 980 980 980 Amortization — - — - — - 7,000 Ending Balance 7,000 7,000 7,000 7,000 7,000 7,000 7,000 - Preferred Equity Beginning Balance $ — $ — $ — $ — $ — $ — $ -Dividend Income (PIK) 8.0% — - - - — - -Amortization — - — - — - -Ending Balance — - — - — - — - Income Taxes 40.0% 3,223 4,134 4,979 5,675 6,561 7,549 8,556 NOL — - — - — - -Net Income Taxes 3,223 4,134 4,979 5,675 6,561 7,549 8,556 NOL Beginning Balance $ — $ — $ — $ — $ — $ — $ -Additions — - — - — - -Reductions — - — - - — -Ending Balance — - — - — - — -

DEBT SCHEDULE PROJECT PHOENIX Case: Sell PHX II Page 14 ($ in thousands except as otherwise noted) At Projected Closing 2008 2009 2010 2011 2012 2013 2014 Revolver Beginning Balance $ — $ 2,428 $ 7,610 $ 9,674 $ 7,875 $ 4,987 $ -Interest Expense 8.5% — 206 647 822 669 424 -Additions 2,428 5,182 2,064 — - — -Reductions — - — 1,799 2,888 4,987 -Ending Balance — 2,428 7,610 9,674 7,875 4,987 — - Senior Debt Beginning Balance $ 22,160 $ 17,728 $ 13,296 $ 8,864 $ 4,432 $ — $ -Interest Expense 9.5% 2,105 1,684 1,263 842 421 — -Amortization 5 Years 4,432 4,432 4,432 4,432 4,432 — -Ending Balance 22,160 17,728 13,296 8,864 4,432 — - — Subordinated Debt Beginning Balance $ 7,000 $ 7,000 $ 7,000 $ 7,000 $ 7,000 $ 7,000 $ 7,000 Interest Expense 14.0% 980 980 980 980 980 980 980 Amortization — - — - — - 7,000 Ending Balance 7,000 7,000 7,000 7,000 7,000 7,000 7,000 - Preferred Equity Beginning Balance $ — $ — $ — $ — $ — $ — $ -Dividend Income (PIK) 8.0% — - - - — - -Amortization — - — - — - -Ending Balance — - — - — - — - Income Taxes 40.0% 3,223 4,134 4,979 5,675 6,561 7,549 8,556 NOL — - — - — - -Net Income Taxes 3,223 4,134 4,979 5,675 6,561 7,549 8,556 NOL Beginning Balance $ — $ — $ — $ — $ — $ — $ -Additions — - — - — - -Reductions — - — - - — -Ending Balance — - — - — - — -

DEPRECIATION AND AMORTIZATION SCHEDULES PROJECT PHOENIX
Case: Sell PHX II Page 16

($ in thousands except as otherwise noted)

DEPRECIATION ON PP&E AT CLOSING

	PP&E @ Close	Depreciable Life	Projected 2007	2008	2009	2010	2011	2012	2013	2014
Total	9,303	10.0	$930	930	930	930	930	930	930	930

DEPRECIATION ON CAPITAL EXPENDITURES

Capital Expenditure	Depreciable Life	Projected 2007	2008	2009	2010	2011	2012	2013	2014
2,400	10.0	$240	240	240	240	240	240	240	240
1,620	10.0		162	162	162	162	162	162	162
1,400	10.0			140	140	140	140	140	140
1,900	10.0				190	190	190	190	190
2,090	10.0					209	209	209	209
2,299	10.0						230	230	230
2,529	10.0							253	253
2,782	10.0								278
		240	402	542	732	941	1,171	1,424	1,702
		$1,170	$1,332	$1,472	$1,662	$1,871	$2,101	$2,354	$2,632

AMORTIZATION SCHEDULE

	Amount	Amortization Period	Projected 2008	2009	2010	2011	2012	2013	2014
Transaction Fee Amortization	$2,500	7.0	$357	$357	$357	$357	$357	$357	$357
Goodwill Amortization	42,183	0.0	$0	$0	$0	$0	$0	$0	$0
Refundable Deposits Amortization	200	40.0	$5	5	5	5	5	5	5
Donor Base and Records Amortization	2,464	20.0	$123	123	123	123	123	123	123
Deferred Bond Amortization	453	7.0	$65	65	65	65	65	65	65
Total Amortization			$550	$550	$550	$550	$550	$550	$550

TOTAL DEPRECIATION & AMORTIZATION

	Projected 2008	2009	2010	2011	2012	2013	2014
Total Depreciation & Amortization	$1,882	$2,022	$2,212	$2,421	$2,651	$2,904	$3,182

THOMASLLOYD
ALARE